Callaway Golf Company Announces Marketing Trip With KeyBanc Capital Markets

CARLSBAD, Calif., Feb. 11, 2019 /PRNewswire/ -- Callaway Golf Company (NYSE: ELY) announced today that it will be meeting with analysts and investors in Chicago, Illinois on Tuesday, February 12, 2019 and in Minneapolis, Minnesota on Wednesday, February 13, 2019.

The Company's presentation materials can be accessed through the Investor Relations section of the Company's website at http://ir.callawaygolf.com beginning February 12, 2019.

About Callaway Golf Company
Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Contacts:
Brian Lynch
Patrick Burke
(760) 931-1771